Exhibit 4.34

Amended And Restated

Bylaws

Of

SolarWindow Technologies, Inc.

A Nevada Corporation

Article I

Company Offices

Section 1.1 Registered, Principal Office and Other Offices

1.1.1 Registered Office. The registered agent and the street address of the resident agent of SolarWindow Technologies, Inc. (the “Corporation” or “Company”) shall be as determined by the Company’s Board of Directors (the “Board”) from time to time, by making the appropriate filing with the Nevada Secretary of State.

1.1.2 Principal Office. The principal office of the Company shall be at such location within or without the State of Nevada as may be determined from time to time by resolution of the Board of the Company.

1.1.3 Other Offices. The Company may maintain such other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board or as the business of the Company may require. The Corporation’s resident agent and the street address of the Corporation’s resident agent in Nevada shall be as determined by the Board from time to time.

Article II

Meetings of Stockholders

Section 2.01 Place and Time of Meetings

Meetings of the Stockholders may be held at such place, on such date and at such time as may be designated by the Board. The Board may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead, in the sole discretion of the Board, be held solely by means of electronic communications, videoconferencing, teleconferencing or other available technology authorized by and in accordance with Chapter 78 of the Nevada Revised Statutes (“NRS”).

Section 2.2 Annual Meetings

The annual meeting of the Stockholders of the Company (the “Stockholders”) shall be held at such place, on such date and at such time as designated by the Board. The purpose of this meeting shall be for the election of directors and for the transaction of such other business as may properly come before the meeting.  Except as otherwise restricted by the articles of incorporation of the Company (as amended or amended and restated from time to time, the “Articles of Incorporation”) or applicable law, the Board may postpone, reschedule or cancel any annual meeting of Stockholders.

Section 2.3 Special Meetings

2.3.1.           Who Can Call a Special Meeting of Stockholders. Special meetings of the Stockholders, for any purpose or purposes whatsoever, (a) may be called at any time by the Chairman, the Chief Executive Officer, or the Board and (b) subject to and in compliance with the provisions of this Section 2.3, shall be called by the Secretary of the Company upon the written request of one or more Proposing Persons having Net Long Beneficial Ownership of at least 33.33% of all outstanding shares of common stock of the Company (the “Requisite Percentage”). Except in accordance with this Section 2.3, Stockholders shall not be permitted to propose business to be brought before a special meeting of the Stockholders. Only such business shall be conducted at a special meeting as is expressly and specifically set forth in the Corporation’s notice of meeting.

2.3.2.           Special Meeting Request. In order for any special meeting of Stockholders to be validly called by Stockholders (a “Stockholder Requested Special Meeting”), one or more requests for a special meeting (each, a “Special Meeting Request”) in a proper form must be signed by one or more Proposing Persons having the Requisite Percentage of the outstanding shares of common stock of the Company and must be delivered to the Secretary at the Corporation’s corporate headquarters by registered mail, return receipt requested, in accordance with this Section 2.3.2. In determining whether a Stockholder Requested Special Meeting has been validly called, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request.

2.3.3.           Information to be Provided in Special Meeting Request. To be in proper form for purposes of this Section 2.3 each Special Meeting Request shall (a) set forth the name and address, as they appear on the stock books of the Company, of each Proposing Person, (b) bear the date of signature of each Proposing Person signing the Special Meeting Request, and (c) include (i) a statement of the specific purpose or purposes of the meeting, the matter or matters proposed to be acted on, the reasons for conducting such business, and the text of any proposal or business to be considered, in each case, at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (ii) an acknowledgment of each Proposing Person that any disposition by such Proposing Person after the date of the Special Meeting Request of any shares of common stock of the Company shall be deemed a revocation of the Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied, and a commitment by such Proposing Person to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to notify the Company upon any disposition of any shares of common stock of the Company, and (iii) such other information and representations regarding the Proposing Person and the matters proposed to be acted on at the Stockholder Requested Special Meeting that would be required to be set forth in a Stockholder’s notice delivered pursuant to Section 2.10.

2.3.4.           Updated Information to be Provided by Proposing Person. Any Proposing Person who delivered a valid Special Meeting Request shall update and supplement such request, if necessary or appropriate, so that the information provided or required to be provided in such request shall be true and correct (a) as of the record date for notice of the Stockholder Requested Special Meeting; and (b) as of the date that is 15 days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the corporate headquarters of the Company not later than five days after the record date for the Stockholder Requested Special Meeting (in the case of the update and supplement required under clause (a)), and not later than 10 days prior to the date for the Stockholder Requested Special Meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update and supplement required under clause (b)).

2.3.5.           Similar Items. Notwithstanding Section 2.3.1(b), the Secretary shall not be required to call a Stockholder Requested Special Meeting pursuant to a Special Meeting Request if: (a) the Special Meeting Request relates to an item of business that is not a proper subject for Stockholder action under, or was made in a manner that involved a violation of, applicable law, (b) the Special Meeting Request is received by the Company during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending immediately following the final adjournment of the next annual meeting, (c) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”) was presented at any meeting of Stockholders held within 120 days prior to receipt by the Company of such Special Meeting Request, or (d) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of the Stockholders that has been called but not yet held. In addition, if a Stockholder Requested Special Meeting is validly called in compliance with this Section 2.3, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present any Similar Item for Stockholder approval at any other meeting of Stockholders (annual or special) that is held within 90 days after the Company receives Special Meeting Requests sufficient to call a Stockholder Requested Special Meeting in compliance with this Section 2.3; and, in such case, the Secretary of the Company shall not be required to call the Stockholder Requested Special Meeting.

2.3.6.           Date and Time of Special Meetings. Any special meeting of Stockholders, including any Stockholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and applicable law; provided, a Stockholder Requested Special Meeting shall be held within 90 days after the Company receives valid Special Meeting Requests in compliance with this Section 2.3 from Proposing Persons having Net Long Beneficial Ownership of the Requisite Percentage; provided, further, the Board shall have the discretion to (a) call an annual or special meeting of Stockholders (in lieu of a Stockholder Requested Special Meeting) in accordance with the last sentence of Section 2.3.5 or (b) for any of the reasons set forth in Section 2.3.5, cancel any Stockholder Requested Special Meeting that has been called but not held.

2.3.7.           Business to be Conducted at Special Meetings. Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) and (ii) any other matter submitted by the Board to the Stockholders at the Stockholder Requested Special Meeting and included in the meeting notice thereof. Nothing in these Bylaws shall prevent or prohibit the Board from submitting matters to the Stockholders at any Stockholder Requested Special Meeting. A Proposing Person who submitted a Special Meeting Request (or a qualified representative thereof, as described in Section 2.10.3(a)) shall be required to appear in person at the Stockholder Requested Special Meeting and present to Stockholders the matters that were specified in the Special Meeting Request and included in the notice of the meeting. If no such Proposing Person or qualified representative appears in person at the Stockholder Requested Special Meeting to present such matters to Stockholders, the Company need not present such matters for a vote at such meeting. A Proposing Person may revoke its Special Meeting Request at any time by written revocation to the Secretary at the Corporation’s corporate headquarters.

2.3.8.           Definitions:

(a)       “Net Long Beneficial Ownership” shall mean those shares of common stock of the Company as to which a Stockholder possesses both (i) the sole voting and investment rights pertaining to the shares and (ii) the sole economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that Net Long Beneficial Ownership shall not include any shares (x) sold by such Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such Stockholder or any of its affiliates for any purposes or purchased by such Stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Stockholder or affiliate. The terms “affiliate” or “affiliates” as used in this definition shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(b)       Proposing Person” shall mean the holder of record of shares of common stock of the Company submitting a Special Meeting Request and the beneficial owner of such shares, if any, on whose behalf such Special Meeting Request is made; provided that, with respect to the informational requirements of clause (iii) of Section 2.3.3(c) of these Bylaws, if the record holder of such shares is acting solely as a nominee of the beneficial owner thereof and is making the Special Meeting Request solely on behalf of and at the direction of such beneficial owner, Proposing Person shall mean only such beneficial owner.

Section 2.4 Notice Of Meetings

2.4.1.       Notice. Notice of each meeting of Stockholders (and any supplement thereto), whether annual or special, shall be given at least 10 and not more than 60 days prior to the date thereof by the Chairman, Chief Executive Officer, the President, the Secretary or any Assistant Secretary causing to be delivered to each Stockholder of record entitled to vote at such meeting a written notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be signed by the Chairman, Chief Executive Officer, the President, the Secretary or any Assistant Secretary and shall be (a) mailed postage prepaid to a Stockholder at the Stockholder’s address as it appears on the stock books of the Company, or (b) delivered to a Stockholder by any other method of delivery permitted at such time by Nevada and federal law and by any exchange on which the Corporation’s shares shall be listed at such time. If any Stockholder has failed to supply an address or otherwise specify an alternative method of delivery that is permitted by (b) above, notice shall be deemed to have been given if mailed to the address of the Corporation’s corporate headquarters or published at least once in a newspaper having general circulation in the county in which the Corporation’s corporate headquarters is located.

2.4.2.       Notice of Adjournment. It shall not be necessary to give any notice of the adjournment of any meeting, or the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when a meeting is adjourned for 30 days or more, or when a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of the original meeting.

2.4.3.       Undeliverable Notices. It shall not be necessary to give notice to any Stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him during the period between those two consecutive annual meetings, shall have been returned undeliverable, or (b) all, and at least two, payments sent by first-class mail of dividends or interest on securities during a 12-month period, shall have been returned undeliverable.

2.4.4.       Waiver of Notice. Any Stockholder may waive notice of any meeting by a signed writing, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.5 Determination Of Stockholders Of Record

For the purpose of determining the Stockholders entitled to notice of and to vote at any meeting of Stockholders or any adjournment or postponement thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall be determined pursuant to NRS 78.350. Such record date shall not be prior to the date on which the Board adopted the resolution fixing the record date. The record date for determining stockholders entitled to consent to actions taken without a meeting shall be determined pursuant to NRS 78.350.

Section 2.6 Quorum; Adjourned Meetings

2.6.1.           Quorum Required. Unless the Articles of Incorporation provide for a different proportion, Stockholders holding at least a majority of the voting power of the Corporation’s outstanding shares of capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote, or express consent or dissent, on all matters), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by Chapter 78 or 92A of the NRS, the Articles of Incorporation or these Amended and Restated Bylaws (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, these “Bylaws”), at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote, or express consent or dissent, on all matters), within each such class or series is necessary to constitute a quorum of each such class or series. Shares shall not be counted in determining the number of shares represented or required for a quorum or in any vote at a meeting if the voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of Stockholders leaving less than a quorum.

2.6.2. Adjournment. If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a Stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each Stockholder of record as of the new record date. The Stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough Stockholders to leave less than a quorum of the voting power.

Section 2.7 Voting; Record Date

2.7.1.           Voting. At each meeting of the Stockholders, each Stockholder of record of the Company shall be entitled to one vote for each share of stock standing in the Stockholder’s name on the books of the Company. Except as otherwise provided by law, the Articles of Incorporation (as the same has been or may be amended from time to time, the “Articles”) or these Bylaws, if a quorum is present, except with respect to election of directors (which is governed by Section 2.7.3), the majority of votes cast in person or by proxy in favor of such action shall be binding upon all Stockholders of the Corporation.

2.7.2.           Election of Directors. A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of Stockholders for which (a) the Secretary of the Company receives a notice that a Stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for Stockholder nominees for director set forth in Section 2.12 of these Bylaws and (b) such nomination has not been withdrawn by such Stockholder on or before the tenth day before the Company first mails its notice of meeting for such meeting to the Stockholders. If directors are to be elected by a plurality of the votes cast, Stockholders shall not be permitted to vote against a nominee.

2.7.3.           Determination of Right to Vote. In determining the right to vote shares of the Company pursuant to this Section 2.7 or otherwise, the Company may rely on any instruments or statements presented to it, provided that the Company has the right, but not the obligation, to require and review such proof of ownership and voting rights as it determines in good faith. The Company is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the Stockholder. All decisions of the Company shall be valid and binding unless and until a court of competent jurisdiction determines otherwise.

Section 2.8 Proxies

Every Stockholder entitled to vote may do so either in person or by written, electronic, telephonic or other proxy executed in accordance with the provisions of Section 78.355 of the NRS. Any written consent must be signed by the Stockholder.

Section 2.9 Manner of Conducting Meetings

To the extent not in conflict with Nevada law, the Articles or these Bylaws, meetings of Stockholders shall be conducted pursuant to such rules as may be adopted by the Chairman, Chief Executive Officer, or the President of such meeting.

Section 2.10 Action Without A Meeting

Any action that may be taken at a meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 2.11 Director Nominations

Subject to the rights, if any, of the holders of preferred stock to nominate and elect directors, nominations of persons for election to the Board of the Company may be made by the Board, by a committee appointed by the Board, or by any Stockholder of record entitled to vote in the election of directors who complies with the notice procedures set forth in Section 2.12.

Section 2.12 Notice of Stockholder Business and Nominations

2.12.1.       Annual Meetings of Stockholders.

(a)                 Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (i) pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman, the Board (or any duly authorized committee thereof) or the Chief Executive Officer, (ii) otherwise by or at the direction of the Chairman, the Board (or any duly authorized committee thereof) or the Chief Executive Officer, or (iii) by any Stockholder of the Company who (A) was a Stockholder of record of the Company at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Company and at the time of the annual meeting, (B) shall be entitled to vote at such meeting, and (C) complies with the notice procedures set forth in this Section 2.12 as to such nomination or business. Clause (iii) shall be the exclusive means for a Stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of Stockholders.

(b)       Without qualification, for nominations or any other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 2.12.1(a)(iii), the Stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for Stockholder action. To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the Corporation’s corporate headquarters not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which the Company makes a public announcement (as defined below) of the date of the annual meeting. The proviso of the previous sentence shall not be interpreted to give additional time for the giving of a Stockholder’s notice where the annual meeting occurs more than 30 days earlier than the anniversary date of the immediately preceding annual meeting. In no event shall the adjournment or postponement of an annual meeting of Stockholders or the public announcement thereof commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

To be in proper form, the Stockholder’s notice to the Secretary (whether required by this Section 2.12.1(b) or Section 2.12.2) shall set forth:

(i)                  as to each person, if any, whom the Stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (D) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (F) all information with respect to such proposed nominee that would be required by Section 2.12.1(b)(iii)(B) to be set forth in a Stockholder’s notice if such proposed nominee were a Stockholder providing notice of a director nomination to be made at the meeting, and (G) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.12.4;

(ii)                if the notice relates to any business (other than the nomination of persons for election as directors) that the Stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles or these Bylaws, the language of the proposed amendment), (D) a description of any direct or indirect material interest by security holdings or otherwise of such Stockholder and of the beneficial owner, if any, on whose behalf the proposal is made, or their respective affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise), and (E) a description of all agreements, arrangements and understandings between such Stockholder and beneficial owner, if any, or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by the Stockholder; and

(iii)              as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (B)(1) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, owned beneficially and of record by such Stockholder and by such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Stockholder and by such beneficial owner, if any, and any other contract, arrangement, understanding or relationship (including, without limitation, any swap profit interest, hedging transaction, repurchase agreement or securities lending or borrowing arrangement) to which such Stockholder or beneficial owner is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the Company or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such Stockholder or beneficial owner or any of their affiliates with respect to, securities of the Company, or which may have payments based in whole or in part, directly or indirectly, on the price, value or volatility (or change in price, value or volatility) of any class or series of securities of the Company,(3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Company,(4) any short interest in any security of the Company(for purposes of this Section 2.12, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any right to dividends on the shares of capital stock of the Company owned beneficially by such Stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (6) any proportionate interest in shares of capital stock of the Company or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such Stockholder or such beneficial owner, if any, is a general partner or with respect to which such Stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) to which such Stockholder or such beneficial owner, if any, is entitled to base on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to clauses (1) through (7) above, as of the date of such notice and including, without limitation, any such interests held by members of such Stockholder’s or such beneficial owner’s immediate family sharing the same household or by such Stockholder’s or such beneficial owner’s respective affiliates (naming such affiliates), (C) any other information relating to such Stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (D) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (E) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, or (2) otherwise to solicit proxies from Stockholders in support of such proposal or nomination and (F) an undertaking by the Stockholder and the beneficial owner, if any, to (1) notify the Company in writing of the information set forth in clauses (C) through (F) of Section 2.12.1(b)(i), clauses (D) and (E) of Section 2.12.1(b)(ii) and Section 2.12.1(b)(iii)(B) as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the day on which the Company makes a public announcement of the record date and (2) update such information thereafter within two business days of any change in such information, and in any event, as of close of business on the day preceding the meeting date.

The Company may require any proposed nominee to furnish such other information as it may reasonably require (x) to determine the eligibility of such proposed nominee to serve as a director of the Company, including with respect to qualifications established by any committee of the Board, (y) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance principle or Board committee charter of the Company, and (z) that could be material to a reasonable Stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(b)                Notwithstanding anything in the second sentence of Section 2.12.1(b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s annual meeting, a Stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new director positions created by such increase, if it shall be delivered to the Secretary of the Company at the Corporation’s corporate headquarters not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

2.12.2.       Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board (or a Stockholder in accordance with Section 2.3) or (b) provided that the Board (or a Stockholder in accordance with Section 2.3) has determined that directors shall be elected at such meeting, by any Stockholder of the Company who is a Stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.12. The proposal by Stockholders of other business to be conducted at a special meeting of Stockholders may be made only in accordance with Section 2.3. In the event the Company calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice in the same form as required by Section 2.12.1(b) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.12.4) shall be delivered to the Secretary at the Corporation’s corporate headquarters not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the close of business on the tenth day following the day on which the Company makes a public announcement of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. For avoidance of doubt, in the event any special meeting of Stockholders is validly called pursuant to Section 2.3.1(b) for the purpose of electing one or more directors to the Board or conducting any other business, any person nominating a person for election to the Board or proposing any other business to be brought before such special meeting of Stockholders must comply with the requirements of clauses (i)-(iii) of Section 2.12.1(b) with respect to any such nomination or other business within the time periods described in this Section 2.12.2.

2.12.3.       General.

(a)                 Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at an annual or special meeting of Stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the Articles or these Bylaws, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 (including whether the Stockholder solicited or did not so solicit, as the case may be, proxies in support of such Stockholder’s proposal or nomination in compliance with such Stockholder’s representation as required by Section 2.12.1(b)(iii)(E)), and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 2.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, if the Stockholder does not timely provide the notifications and updates contemplated by Section 2.12.1(b)(iii)(F) or (unless otherwise required by law) if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be introduced or transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.12, to be considered a qualified representative of the Stockholder, a person must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the Stockholders.

(b)                 For purposes of this Section 2.12,

(i)                  “public announcement” shall include (A) the mailing by the Company to the Stockholders of written notice, or (B) disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

(ii)                the term “beneficial owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; and

(iii)              the terms “affiliate” and “associate” have the meanings given to such terms in Rule 12b-2 under the Exchange Act.

(c)                 Nothing in this Section 2.12 shall be deemed to affect any rights (i) of Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, or (ii) of the holders of any series of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances pursuant to and to the extent provided in any applicable provisions of the Articles.

(d)                Notwithstanding the foregoing provisions of this Section 2.12, any Stockholder intending to propose business or make a director nomination at a Stockholder meeting in accordance with this Section 2.12, and each related beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals of business or director nominations made or intended to be made by Stockholders in accordance with this Section 2.12.

2.12.4.       Submission of Written Questionnaire, Representation and Agreement.

Pursuant to Section 2.12.1(b)(i)(G), to be eligible to be a nominee for election or reelection as a director of the Company, a person whom a Stockholder proposes to nominate for such election or reelection must deliver (not later than the deadline prescribed for delivery of notice under this Section 2.12) to the Secretary at the Corporation’s corporate headquarters a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.

Article III

Directors

Section 3.1 Powers

Subject to the limitations of Nevada law, the Articles and these Bylaws as to action to be authorized or approved by the Stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Company shall be controlled by, the Board.

Section 3.2 Number, Change in Number, Tenure, And Qualifications of Directors

3.2.1.           Subject to Section 3.2.2, the authorized number of directors of this Company shall be not less than the minimum required under the NRS or more than fifteen (15), with the exact number to be established from time to time by resolution of the Board. All directors of this Company shall be at least 21 years of age. Members of the Board need not be officers of the Company.

3.2.2.           The Board or the Stockholders may increase the number of directors at any time and from time to time; provided, however, that neither the Board nor the Stockholders may increase the number of directors by more than one during any 12-month period, except upon the affirmative vote of a majority of the directors, or the affirmative vote of the holders of a majority of all outstanding shares voting together and not by class. This provision may not be amended except by a like vote of directors or Stockholders.

3.2.3.       Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

3.2.4.       No provision of this Section 3.2 shall be restrictive upon the right of the Board to fill vacancies or upon the right of the Stockholders to remove directors as is hereinafter provided.

1.	Section 3.3 Classification and Election

The Board shall not be classified. Each director’s term of office shall begin immediately after election and shall continue until the next annual meeting of Stockholders or until his successor is duly elected and qualified, whichever is later. The directors in office as of the date of adoption of these Bylaws shall continue to serve the terms for which they have been previously elected.

2.	Section 3.4 Vacancies

3.4.1.           Any vacancies in the Board may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the term of the director being replaced or until the next annual meeting if such vacancy results from either the failure of the directors or Stockholders to elect a director at a meeting at which an increase in the authorized number of directors is authorized or the Stockholders failure, at any time, to elect the full number of authorized directors. The power to fill vacancies may not be delegated to any committee appointed in accordance with these Bylaws.

3.4.2.           The Stockholders may at any time elect a director to fill any vacancy not filled by the Board and may elect the additional director(s) at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

3.4.3.           A vacancy or vacancies shall be deemed to exist in case of the death, permanent and total disability, resignation, retirement or removal of any director, if the directors or Stockholders increase the authorized number of directors but fail to elect the additional director or directors at a meeting at which such increase is authorized or at an adjournment thereof, or if the Stockholders fail at any time to elect the full number of authorized directors.

3.4.4.           If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the Stockholders shall have power to immediately elect a successor who shall take office when the resignation shall become effective.

3.	Section 3.5 Removal of Directors

Except as provided in any resolution for any class or series of Preferred Stock, any one or more director(s) may be removed from office, with or without cause, by the affirmative vote of a majority of all the outstanding voting power of the Company, voting together and not by class, at a meeting at which a quorum is present. This provision may not be amended except by like vote of Stockholders.

4.	Section 3.6 Resignations

Any director of the Company may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary, the Chief Executive Officer or the President. Such resignation shall take effect at the time it specifies, and the acceptance of such resignation shall not be necessary to make it effective. Resignations accepted by the Board may not be revoked.

Section 3.7 Meetings Of the Board

3.7.1.           Place of Meetings. Regular and special meetings of the Board shall be held within or without the State of Nevada as may be designated for that purpose by the Board.

3.7.2.           Meeting After the Annual Meeting of Stockholders. The first meeting of the Board held after an annual Stockholders meeting shall be held at such time and place within or without the State of Nevada (a) as the Chief Executive Officer or the President may announce at the annual Stockholders meeting, or (b) at such time and place as shall be fixed pursuant to notice given under other provisions of these Bylaws. No other notice of such meeting shall be necessary.

3.7.3.       Regular Meetings. Regular meetings of the Board may be at such times as the Board may from time to time determine, but no less than four times annually. Notwithstanding the provisions of Section 3.8, no notice need be provided of regular meetings, except that a written notice shall be given to each director of the resolution establishing a regular meeting date or dates, which notice shall set forth the date, time and place of the meeting(s). Except as otherwise provided in these Bylaws or in the notice of the meeting, any and all business may be transacted at any regular meeting of the Board.

3.7.4. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Lead Director, if one then exists, the Chief Executive Officer, the President or a majority of the directors. Except as otherwise provided in these Bylaws, or in the notice of the meeting, any and all business may be transacted at any special meeting of the Board.

3.7.5. Attendance Other Than in Person. Members of the Board or of any committee designated by the Board may participate in a meeting of the Board or such committee through electronic communications, videoconferencing, teleconferencing or other available technology for which the Company shall have implemented reasonable measures to: verify the identity of each person participating through such means as a director or committee, as the case may be; and provide the directors or members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 3.7 constitutes presence in person at the meeting.

5.	Section 3.8 Notice; Waiver of Notice

Notice of each regular Board meeting not previously approved by the Board and each special Board meeting shall be (a) mailed by U.S. mail to each director not later than three days before the day on which the meeting is to be held, (b) sent to each director by overnight delivery service, telex, facsimile transmission, telegram, e-mail, any other electronic transmission permitted by Nevada law or delivered personally not later than 5:00 p.m. (Pacific time) on the day before the date of the meeting, or (c) provided to each director by telephone not later than 5:00 p.m. (Pacific time) on the day before the date of the meeting. Any director who attends a regular or special Board meeting and (x) waives notice by a writing filed with the Secretary, (y) is present thereat and asks that his/her oral consent to the notice be entered into the minutes or (z) takes part in the deliberations thereat without expressly objecting to the notice thereof in writing or by asking that his/her objection be entered into the minutes shall be deemed to have waived notice of the meeting and neither that director nor any other person shall be entitled to challenge the validity of such meeting.

6.	Section 3.9 Notice of Adjournment

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

7.	Section 3.10 Quorum

3.10.1.       A majority of the number of directors as fixed by the Articles or these Bylaws, or by the Board pursuant to the Articles or these Bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided, however, that a minority of the directors, in the absence of a quorum, may adjourn from time to time or fill vacant directorships in accordance with Section 3.4 but may not transact any other business. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of directors, leaving less than a quorum.

3.10.2.       A director of the Company who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

8.	Section 3.11 Action by Unanimous Written Consent

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing thereto. Such written consent shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

Section 3.12 Chairman Of The Board; Lead Director

3.12.1       The Board shall elect a Chairman of the Board from the members of the Board who shall preside at all meetings of the Board and Stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board, these Bylaws or as may be provided by applicable law.

3.12.2       If at any time the Chairman of the Board shall be the Chief Executive Officer or other officer of the Company, a “Lead Director” shall be selected by the other directors from among the independent directors. The Lead Director shall convene and chair executive sessions of the non-management members of the Board and will have such other responsibilities as the Board may determine from time to time. The Lead Director may be removed as Lead Director at any time with or without cause by a majority of the Board. The Lead Director, if one then exists, shall also hold the office of Vice Chairman.

9.	Section 3.13 Compensation

The Board, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board establishes the compensation of directors pursuant to this subsection, such compensation is presumed to be fair to the Company unless proven unfair by a preponderance of the evidence. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Any director of the Company may decline any or all such compensation payable to such director in his or her discretion.

10.	Section 3.14 Transactions Involving Interests of Directors

In the absence of fraud, no contract or other transaction of the Company shall be affected or invalidated by the fact that any of the directors of the Company is interested in any way in, or connected with any other party to, such contract or transaction or is a party to such contract or transaction; provided, however, that such contract or transaction complies with applicable law. Each and every person who is or may become a director of the Company hereby is relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Company for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way. Any director of the Company may vote and act upon any matter, contract or transaction between the Company and any other person without regard to the fact that such director also is a Stockholder, director or officer of, or has any interest in, such other person; provided, however, that such director shall disclose any such relationship or interest to the Board prior to a vote or action.

11.	Section 3.15 Emeritus Positions

From time to time, the Board may designate an individual to serve in an emeritus position with respect to the Board, including by way of example but not by way of limitation, as an Emeritus Director, as a Chairman Emeritus of the Board or as a Vice Chairman Emeritus of the Board. These positions shall be honorary positions and parties elected to such positions may be asked to attend meetings of the Board or Stockholders from time to time. An individual holding an emeritus position may receive compensation for serving in such capacity, may or may not be an officer of the Company, shall have no vote at a director’s meeting and may be refused access to material non-public information pertaining to the Company. An individual designated to hold an emeritus position may be so designated for any reason deemed appropriate by the Board, including such individual’s experience with and contributions to the Company. Any Emeritus Director may be removed by the Board, either with or without cause, at any time.

12.	Section 3.16 Advisory Directors

The Board may elect one or more advisory directors, each of whom shall have such powers and perform such duties as the Board shall assign to them. Any advisory director may be removed, either with or without cause, at any time. Nothing herein contained shall be construed to preclude any advisory director from serving the Company in any other capacity as an officer, agent or otherwise, or receiving compensation therefor.

Article IV

Committees Of Directors

Section 4.1 General

13.              4.1.1. General Attributes of Committees. The Board, in its sole discretion, may designate or form one or more committees, including, but not limited to an Audit Committee, a Compensation Committee and a Nominating, Corporate Governance Committee and a Quality, Compliance and Ethics Committee, and an Insider Trading Committee.

14.              Each committee will consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board may remove or replace members of committees with or without cause at any time.

15.              In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. In the event a member or members of a committee abstain or are disqualified from a vote, the majority vote of the member or members thereof not abstaining or disqualified from voting, whether or not such member or members constitute a quorum, shall be the act of such committee.

Subject to the limitations of the Articles, these Bylaws and the laws of the State of Nevada as to action to be authorized or approved by the Stockholders, or duties not delegable by the Board, any or all of the responsibilities and powers of the Board may be exercised, and the business and affairs of this Company may be exercised or controlled by or under the authority of such other committee or committees as may be appointed, from time to time by the Board. The responsibilities and powers to be exercised by any such committee shall be designated by the Board.

16.              The Board may at any time dissolve any previously formed committee of the Board.

17.              4.1.2. Audit Committee. If designated by the Board, the Audit Committee shall select and engage, on behalf of the Company and subject to the consent of the Stockholders, and fix the compensation of, a firm of certified public accountants. It shall be the duty of the firm of certified public accountants, which firm shall report to the Audit Committee, to audit the books and accounts of the Company and its consolidated subsidiaries. The Audit Committee shall confer with the auditors to determine, and from time to time shall report to the Board upon, the scope of the auditing of the books and accounts of the Company and its consolidated subsidiaries. None of the members of the Audit Committee shall be officers or employees of the Company. If required by Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Audit Committee, and the Audit Committee shall comply with such charter in the performance of its duties.

18.              4.1.3. Compensation Committee. If designated by the Board, the Compensation Committee shall establish a general compensation policy for the Corporation’s directors and elected officers and shall have responsibility for approving the compensation of the Corporation’s directors, elected officers and any other senior officers determined by the Compensation Committee. The Compensation Committee shall have all of the powers of administration granted to the Compensation Committee under the Corporation’s non-qualified employee benefit plans, including any stock incentive plans, long-term incentive plans, bonus plans, retirement plans, deferred compensation plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee shall determine, subject to the provisions of such plans, the Directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. None of the members of the Compensation Committee shall be officers or employees of the Company. The Compensation Committee may delegate any or all of its powers of administration under any or all of the Corporation’s non-qualified employee benefit plans to any committee or entity appointed by the Compensation Committee. If required by any Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Compensation Committee, and the Compensation Committee shall comply with such charter in the performance of its duties.

19.              4.1.4. Nominating and Corporate Governance Committee. If designated by the Board, the Nominating and Corporate Governance Committee shall identify individuals qualified to become Board members (consistent with the criteria approved by the Board), recommend to the Board director candidates for nomination at the annual meeting of Stockholders, and develop and recommend to the Board the Corporation’s corporate governance principles. None of the members of the Nominating and Corporate Governance Committee shall be officers or employees of the Company. If required by any Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee shall comply with such charter in the performance of its duties.

Section  4.2 Limitations on Committee Powers

Notwithstanding the foregoing, a committee of the Board shall not have the authority to:

(a) Fill vacancies on the Board of Directors or any committee thereof.

(b) Amend the Articles of Incorporation.

(c) Adopt, amend, or repeal these Bylaws.

(d) Authorize the issuance of shares of the Corporation’s stock.

(e) Authorize a distribution.

(f) Approve any action that requires Stockholder approval.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section  4.3 Meetings and Action of Committees

Meetings and actions of committees shall be governed by, and held in accordance with, the following provisions of Article III of these Bylaws: Section 3.7.1 (Place of Meetings), Section 3.7.3 (Regular Meetings), Section 3.7.4 (Special Meetings), Section 3.7.5 (Attendance Other Than in Person); Section 3.8 (Notice; Waiver of Notice), Section 3.9 (Notice of Adjournment), Section 3.10 (Quorum); and Section 3.11(Action by Unanimous Written Consent), with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

However (i) the time of regular meetings of committees may be determined by resolution of the committee; (ii)  special meetings of committees may also be called by resolution of the committee; and (iii)  notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Unless otherwise provided in the Articles of Incorporation or these Bylaws, any provision in the Articles of Incorporation providing that one or more directors shall have more or less than one vote per director on any matter, shall apply to voting in any committee or subcommittee.

Section  4.4 Subcommittees

Unless otherwise provided in the Articles of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V

Officers

Section 5.1 Election of Executive Officers

The Board shall elect and appoint a President, a Secretary and a Treasurer, and may also elect and appoint, without limitation, one or more of each of the following officers: Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, subject to such responsibilities as may be determined by the Board. A description of such responsibilities is described in Sections 5.4 – 5.11.

Any person may hold two or more offices. Each officer of the Company shall be elected by the Board, may be classified by the Board as an executive officer or a non-executive officer (or as a non-officer) at any time, and shall serve at the pleasure of the Board.

Said officers shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal. The Board may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board, and shall have such powers and duties and be paid such compensation as may be directed by the Board. Any individual may hold two or more offices.

Section 5.2 Removal; Resignation; No Right to Continued Employment

5.2.1.       Any officer may be removed at any time by the Board, either with or without cause.

5.2.2.       Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer or the Secretary of the Company. Any such resignation shall take effect as of the date of the receipt of such notice, or at any later time specified therein; provided, however, that such officer may be removed at any time notwithstanding such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.2.3.       The fact that an employee has been elected by the Board to serve as an executive officer or appointed to serve as an officer shall not entitle such employee to remain an officer or employee of the Company.

Section 5.3 Vacancies

If any vacancy occurs in any office of the Company, the Board may appoint a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen, qualified, appointed or elected.

20.	Section 5.4 Chairman

The Chairman shall preside at all meetings of the Board and at all meetings of the stockholders and shall exercise and perform such other powers and duties as from time to time may be assigned by the Board. In the absence of the Chairman, the mose senior Board member shall preside at all meetings of the Board and stockholders and exercise and perform such other powers and duties as from time to time may be assigned by the Board. The Chairman, at his or her discretion, may delegate meeting governance of the Board to another Director or Chief Executive Officer.

21.	Section 5.5 Chief Executive Officer

Subject to the oversight of the Board, the Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Company. If not a member of the Board, the Chief Executive Officer shall be an ex officio member of the Executive Committee of the Board and shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a Corporation and such other powers and duties as may be assigned by the Board.

Section 5.6 President

In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors or these Bylaws. The President shall have the general powers and duties usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board.

Section 5.7 Chief Financial Officer

The Chief Financial Officer shall exercise direction and control of the financial affairs of the Company, including the preparation of the Corporation’s financial statements. The Chief Financial Officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation and such other powers and duties as may be assigned by the Board.

Section 5.8 Chief Operating Officer

Subject to the oversight of the Chief Executive Officer, the Chief Operating Officer shall exercise direction and control over the day-to-day operations of the Company. In the case of the death or total and permanent disability of the Chief Executive Officer and the President(s), the Chief Operating Officer or Chief Corporate Officer, in order of rank or seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of the chief operating officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Operating Officer by the Executive Chairman, the Chief Executive Officer or Board.

Section 5.9 Chief Technology Officer

Subject to the oversight of the Chief Executive Officer and the Chief Operating Officer, the Chief Technology Officer shall exercise direction and control over the scientific and technological matters in the company. In the case of the death or total and permanent disability of the Chief Technology Officer or Chief Operating Officer, in order of rank or seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. The Chief Technology Officer shall have the general powers and duties of management of corporation science and technology, and such other powers and duties as from time to time may be assigned to the Chief Technology Officer by the Chief Executive Officer, the Chief Operating Officer, or the Board.

Section 5.10 Secretary and Assistant Secretaries

The Secretary shall attend all meetings of the Stockholders, the Board and any committees, and shall keep, or cause to be kept, the minutes of proceeds thereof in books provided for that purpose. He or she shall keep, or cause to be kept, a register of the Stockholders and shall be responsible for the giving of notice of meetings of the Stockholders, the Board and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary, and such persons as may be designated by the Secretary, shall be custodian of, without limitation, the corporate seal, the records of the Company, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board or appropriate committee may direct. The Secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 5.11 Treasurer

The Treasurer, subject to the order of the Board, shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Company, and all books and records relating thereto. The Treasurer shall keep, or cause to be kept, full and accurate books of accounts of the Corporation’s transactions, which shall be the property of the Company, and shall render financial reports and statements of condition of the Company when so requested by the Board, the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President. The Treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board, the Chief Executive Officer, if any, the president, these Bylaws or as may be provided by law. The Treasurer shall, if required by the Board, give bond to the Company in such sum and with such security as shall be approved by the Board for the faithful performance of all the duties of the Treasurer and for restoration to the Company, in the event of the Treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the Treasurer’s custody or control and belonging to the Company. The expense of such bond shall be borne by the Company. If a chief financial officer of the Company has not been appointed, the Treasurer may be deemed the chief financial officer of the Company.

Section 5.12 Additional Powers, Seniority and Substitution of Officers

In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board may by resolution from time to time (a) impose or confer upon any of the officers such additional duties and powers as the Board may see fit, (b) determine the order of seniority among the officers, and/or (c) except as otherwise provided above, provide that in the case of death or total and permanent disability of any officer or officers, any other officer or officers shall temporarily or indefinitely assume the duties, powers and authority of the officer or officers who died or became totally and permanently disabled. Any such resolution may be final, subject only to further action by the Board, granting to any of the Chief Executive Officer or President, such discretion as the Board deems appropriate to impose or confer additional duties and powers, to determine the order of seniority among officers and/or to provide for substitution of officers as above described.

Section 5.13 Compensation

The officers of the Company shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof. Unless otherwise determined by the Board, no officer shall be prohibited from receiving any compensation by reason of the fact that such officer also is a director of the Company.

Section 5.14 Transaction Involving Interest of an Officer

In the absence of fraud, no contract or other transaction of the Company shall be affected or invalidated by the fact that any of the officers of the Company is interested in any way in, or connected with any other party to, such contract or transaction, or are themselves parties to such contract or transaction; provided, however, that such contract or transaction complies with Section 78.140 of the Nevada Revised Statutes. Each and every person who is or may become an officer of the Company hereby is relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Company for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way.

Article VI

Authorizations

Section 6.1 Execution of Contracts

Except as otherwise provided in these Bylaws, the Board may authorize any officer or agent of the corporation to enter into and execute any contract, document, agreement or instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Company by any contract or engagement, to pledge its credit or to render it liable for any purpose or in any amount.

Section 6.2 Dividends or Other Distributions

From time to time, the Board may declare, and the Company may pay, dividends or other distributions on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles, subject to any contractual restrictions to which the Company is then subject.

Section 6.3 Execution Of Negotiable Instruments, Deeds And Contracts

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Company; all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Company shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Company shall be signed in the name of the Company by such officers or other persons as the Board may from time to time designate. The Board may authorize the use of the facsimile signatures of any such persons. Any officer of the Company shall be authorized to attend, act and vote, or designate another officer or an agent of the Company to attend, act and vote, at any meeting of the owners of any entity in which the Company may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Company any and all rights and powers incident to the ownership of such interest.

Article VII

Shares and Transfer Of Shares

Section 7.1 Shares

7.1.1        The shares of the capital stock of the Company may be represented by certificates or uncertificated. Each registered holder of shares of capital stock, upon written request to the Secretary of the Company, shall be provided with a stock certificate representing the number of shares owned by such holder.

7.1.2        Certificates for shares shall be in such form as the Board may designate and shall be numbered and registered as they are issued. Each shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or, alternatively, a statement that certificates specifying such matters may be obtained from the Secretary of the Company.

7.1.3        Every certificate for shares must be signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary, or must be authenticated by facsimiles of the signatures of the Chief Executive Officer or the President and the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

7.1.4        Even though an officer who signed, or whose facsimile signature has been written, printed, or stamped on a certificate for shares ceases, by death, resignation, retirement or otherwise, to be an officer of the Company before the certificate is delivered by the Company, the certificate shall be as valid as though signed by a duly elected, qualified and authorized officer if it is countersigned by the signature or facsimile signature of a transfer clerk or transfer agent and registered by an incorporated bank or trust company, as registrar of transfers.

7.1.5        Even though a person whose facsimile signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for shares ceases, by death, resignation, or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Company, the certificate shall be deemed countersigned by the facsimile signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this section.

Section 7.2 Transfer on the Books

Upon surrender to the Secretary or transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company or its transfer agent to issue a new certificate, if requested by the transferee, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3 Lost or Destroyed Certificates

The Board may direct, or may authorize the Secretary to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the Secretary’s receipt of an affidavit of that fact by the person requesting the replacement certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board or Secretary may, in its or the Secretary’s discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

Section 7.4 Transfer Agents and Registrars

The Board, the Chief Executive Officer, the Chief Financial Officer or the Secretary may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Company, an incorporated bank or trust company or any other person or entity, either domestic or foreign.

Section 7.5 Fixing Record Date for Dividends, Etc.

The Board may fix a time, not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and, in such case, only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid.

Section 7.6 Record Ownership

The Company shall be entitled to recognize the exclusive right of a person registered as such on the books of the Company as the owner of shares of the Corporation’s stock to receive dividends or other distributions and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Company shall have express or other notice thereof, except as otherwise provided by law.

Article VIII

Records; Reports; Seal; And Fiscal Year

Section 8.1 Records

The Company shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its corporate headquarters and/or at other locations within or without the State of Nevada as may be designated by the Board.

Section 8.2 Articles, Bylaws and Stock Ledger.

The Company shall maintain and keep the following documents at its registered office in the State of Nevada: (a) a certified copy of the Articles and all amendments thereto; (b) a certified copy of these Bylaws and all amendments thereto; and (c) the Stock Ledger (unless such Stock Ledger is kept by a third party transfer agent).

Section 8.3 Corporate Seal

The Board may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the Company shall have the authority to affix the seal to any document requiring it.

Section 8.4 Fiscal Year-End

The fiscal year-end of the Company shall be such date as may be fixed from time to time by resolution of the Board.

Section 8.5  Inspection

Stockholders of the Company may inspect books and records of the Company in accordance with Sections 78.105 and 78.257 of the Nevada Revised Statutes.

Article IX

Indemnification Of Directors And Officers

Section 9.1 Indemnification in Actions, Suits or Proceedings other than those by or in the Right of the Company

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Company) (a “Proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding (collectively, “Costs”). The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person’s conduct was unlawful.

Section 9.2 Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against Costs incurred by such person in connection with the defense or settlement of such action or suit. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 9.3 Indemnification by a Court

If a claim under Sections 9.1 or 9.2 is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Costs incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Company to indemnify the claimant for the amount claimed. Neither the failure of the Company(including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such claimant has met such standard of conduct, nor an actual determination by the Company (including the Board, independent legal counsel, or the stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 9.4 Expenses Payable in Advance

The Company shall pay the Costs incurred by any person entitled to indemnification in defending a Proceeding as such Costs are incurred and in advance of the final disposition of a Proceeding; provided, however, that the Company shall pay the Costs of such person only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.

Section 9.5 Non-exclusivity of Indemnification and Advancement of Expenses.

The right to indemnification and advancement of Costs authorized in this Article IX or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of the Company or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such person’s office, except that indemnification, unless ordered by a court pursuant to Nevada law or the advancement of expenses made pursuant to Section 9.4, may not be made to or on behalf of any director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 9.6 Insurance

The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses in accordance with Section 78.752 of the Nevada Revised Statutes.

Section 9.7 Certain Definitions

(a) For purposes of this Article IX, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(c) For purposes of this Article IX, references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

(d) For purposes of this Article IX, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article IX.

(e) For purposes of this Article IX, the term “Board” shall mean the Board of the Company or, to the extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Company may assent to the adoption of Article IX by any subsidiary, whether or not wholly owned.

Section 9.8 Indemnification of Witnesses

To the extent that any director, officer, employee, or agent of the Company is by reason of such position, or a position held with another entity at the request of the Company on, a witness in any action, suit or proceeding, such person shall be indemnified against all Costs actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Section 9.9  Indemnification Agreements

The Company may enter into agreements with any director, officer, employee, or agent of the Company providing for indemnification to the full extent permitted by Nevada law.

Section 9.10 Actions Prior to Adoption of Article IX

The rights provided by this Article IX shall be available whether or not the claim asserted against the director, officer, employee, or agent is based on matters which antedate the adoption of this Article IX.

Section 9.11 Subsidiaries

On vote of the Board, the Company may assent to the adoption of this Article X by any subsidiary, whether or not wholly owned.

Section 9.12 Severability

If any provision Article IX shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

Article X

Changes In Nevada Law

Reference in these Bylaws to any provision of Nevada law or the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court (collectively “Applicable Nevada Law”); provided that (a) in the case of any change to the Applicable Nevada Law which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Company may provide in Article IX hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Company, without the requirement of any further action by Stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Company was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

Article XI

Amendments To Bylaws

Section 11.1 By Directors or Stockholders

These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice’ of such meetings of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 11.2 Entire Board of Directors

As used in this Article XI and in the By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.